EXHIBIT 21

The Company has the following subsidiaries. Joint Venture entities are shown in italics. United Dominion Realty, L.P. is a limited partnership with outside limited partners holding minimal percentage interests. The Company owns general and limited partnership interests in United Dominion Realty, L.P. constituting 94.9% of the aggregate partnership interest. Entities marked with an asterisk are those entities in which United Dominion Realty, L.P. is either a member or a partner. UDR Lighthouse DownREIT L.P. is also a limited partnership with outside limited partners. The Company owns general and limited partnership interests in UDR Lighthouse DownREIT L.P. constituting 53.2% of the aggregate partnership interest. Entities marked with a double asterisk are those entities in which UDR Lighthouse DownREIT L.P. owns an interest. All other entities are wholly owned.

State of Incorporation
Subsidiary	or Organization
101 Colorado High-Rise, LP	Delaware
101 Colorado Master Condominium Association, Inc.	Texas
1020 Tower GP LLC	Delaware
1020 Tower, LP	Delaware
1200 Broadway, LLC	Delaware
1211 S. Olive REIT GP LLC	Delaware
1211 & Olive REIT LP	Delaware
1211 S. Olive Street Development, L.P.	California
1211 S. Olive GP LLC	Delaware
13th And Market Properties LLC	Delaware
1300 Fairmount LLC	Delaware
1532 Harrison Owner, LLC	Delaware
1745 LLC	Delaware
24 Hundred Properties LLC	Delaware
2000 Post Owners Association	Delaware
345 Harrison LLC	Delaware
399 Fremont LLC	Delaware
AAC Funding II, Inc.	Delaware
AAC Funding III LLC**	Delaware
AAC Funding IV LLC*	California
AAC Funding Partnership II*	Delaware
AAC/FSC Crown Pointe Investors, LLC	Washington
AAC/FSC Hilltop Investors, LLC	Washington
AAC/FSC Seattle Properties, LLC*	Delaware
Acoma High-Rise, LP	Delaware
AmberGlen Development LLC	Oregon
Andover House LLC	Delaware
Andover Member 1 LLC	Delaware
Andover Member 2 LLC	Delaware
Apartments on Chestnut Limited Partnership	Delaware
Ashton at Dublin Station, LLC	Delaware
Ashwood Commons North LLC	Washington
Bella Terra Villas LLC	Delaware
CMP-1, LLC	Delaware
Cambridge Woods LLC	Delaware
Cedar Street High-Rise, L.P.	Delaware
Circle Towers LLC**	Delaware
CityLine Development Phase I LLC	Washington
CityLine Development Phase II, LLC	Washington
Coastal Monterey Properties, LLC*	Delaware
Columbia City Apartments REIT LP	Delaware
Columbia City Apartments REIT GP LLC	Delaware
Columbus Square 775 LLC	Delaware
Columbus Square 795 LLC	Delaware

State of Incorporation
Subsidiary	or Organization
Columbus Square 801 LLC	Delaware
Columbus Square 805 LLC	Delaware
Columbus Square 808 LLC	Delaware
Consolidated-Hampton, LLC	Maryland
DCO 2400 14th Street LLC	Delaware
DCO 3033 Wilshire LLC	Delaware
DCO Addison at Brookhaven LP	Delaware
DCO Arbors at Lee Vista LLC	Delaware
DCO Beach Walk LLC	Delaware
DCO Borgata LLC	Delaware
DCO Caroline Development LLC	Delaware
DCO Market LLC	Delaware
DCO Mission Bay LP	Delaware
DCO Pacific City LLC	Delaware
DCO Realty, Inc.	Delaware
DCO Realty LP LLC	Delaware
DCO Talisker LP	Delaware
Domain Mountain View LLC	Delaware
Domus SPE General Partner, LLC	Delaware
Eastern Residential, Inc.	Delaware
Easton Partners I, LP	Delaware
Fiori LLC	Delaware
Foxborough Lodge Limited Partnership	Delaware
FB Essex Owner, LLC	Delaware
Garrison Harcourt Square LLC	Delaware
Governour’s Square of Columbus Co. Ltd.*	Ohio
HPI 2161 Sutter LP	Delaware
Hawthorne Apartments LLC	Delaware
Heritage Communities LLC**	Delaware
Ideal Lincoln LLC	Delaware
Inlet Bay at Gateway, LLC	Delaware
Jamestown of St. Matthews Limited Partnership*	Ohio
Jefferson at Marina del Rey, L.P.	Delaware
K/UDR Venture LLC	Delaware
Katella Grand II GP LLC	Delaware
Katella Grand II REIT GP LP	Delaware
Katella Grand II REIT LLC	Delaware
Kelvin and Jamboree Properties, LLC	Delaware
Kelvin Jamboree LLC	Delaware
L.A. Southpark High Rise, LP	Delaware
La Jolla Wilshire, LLC	Delaware
Lenox Farms Limited Partnership	Delaware
Lightbox LLC	Delaware
Lincoln 1641 LLC	Delaware
Lodge at Ames Pond Limited Partnership	Delaware
Lofts at Charles River Landing, LLC	Delaware
MacAlpine Place Apartment Partners, Ltd.*	Florida
Management Company Services, Inc.	Delaware
MCS Insurance Sub Producer Services LLC	Delaware
Ninety Five Wall Street LLC*	Delaware
Northbay Properties II, L.P.*	California
Olive Way High-Rise LP	Delaware
Pacific Los Alisos LLC	Delaware
Pier 4 LLC	Delaware
Platinum Vista Apartments, LP	California

State of Incorporation
Subsidiary	or Organization
Polo Park Apartments LLC*	Delaware
Portico Properties, LLC	Delaware
Rancho Cucamonga Town Square Owners Association	California
Real Estate Technology Ventures, L.P.	Delaware
Savoye LLC	Delaware
Savoye 2 LLC	Delaware
Strata Properties, LLC	Delaware
Tennessee Colonnade LLC*	Delaware
THC/UDR Domain College Park LLC	Delaware
The Domain Condominium Association, Inc.	Texas
Thomas Circle Properties LLC	Delaware
Town Square Commons, LLC	District of Columbia
Towson Holdings, LLC	Delaware
Towson Promenade, LLC	Delaware
Trilon Townhouses, LLC	District of Columbia
TSTW LLC	Delaware
UDR 10 Hanover LLC*	Delaware
UDR 345 Harrison LLC	Delaware
UDR 500 Penn LLC	Delaware
UDR 1570 Grove LLC	Delaware
UDR 1818 Platinum LLC	Delaware
UDR 1200 East West LLC	Delaware
UDR Altamira Place LLC	Delaware
UDR AP Block 11 Investor LLC	Delaware
UDR Arbor Park LLC**	Delaware
UDR Barton Creek LLC**	Delaware
UDR California GP, LLC*	Delaware
UDR California GP II, LLC	Delaware
UDR California Properties, LLC	Virginia
UDR Calvert, LLC*	Delaware
UDR Calvert’s Walk Associates Limited Partnership	Maryland
UDR Calverts Walk GP, LLC	Delaware
UDR Carriage Homes, LLC	Delaware
UDR Chelsea LLC	Delaware
UDR Courts at Dulles LLC**	Delaware
UDR Courts at Huntington LLC*	Delaware
UDR Crane Brook LLC*	Delaware
UDR Delancey at Shirlington LLC**	Delaware
UDR Developers, Inc.	Virginia
UDR Domain Brewers Hill LLC	Delaware
UDR EAS LLC	Delaware
UDR Eight80 I LP*	Delaware
UDR Eight80 II LP*	Delaware
UDR Eleven55 Ripley LLC**	Delaware
UDR Garrison Square LLC	Delaware
UDR Harbor Greens, L.P.*	Delaware
UDR Huntington Vista, L.P.*	Delaware
UDR Inwood LLC**	Delaware
UDR/K Venture Member LLC	Delaware
UDR Lakeline Villas LLC	Delaware
UDR Legacy at Mayland LLC	Delaware
UDR Legacy Village LLC**	Delaware
UDR Lighthouse DownREIT L.P.*	Delaware
UDR Lighthouse EAS LLC**	Delaware
UDR Marina Pointe LLC	Delaware

State of Incorporation
Subsidiary	or Organization
UDR/MetLife GP II LLC	Delaware
UDR/MetLife Master Limited Partnership	Delaware
UDR/MetLife Master Limited Partnership II	Delaware
UDR Milehouse LLC	Delaware
UDR/ML Venture LLC	Delaware
UDR/ML Venture 2 LLC	Delaware
UDR Midlands Acquisition, LLC*	Delaware
UDR Newport Village LLC**	Delaware
UDR of Tennessee, L.P.*	Virginia
UDR Okeeheelee LLC*	Delaware
UDR Pinebrook, L.P.*	Delaware
UDR Presidential Greens, L.L.C.	Delaware
UDR Rancho Cucamonga, L.P.	Delaware
UDR Red Stone Ranch LLC	Delaware
UDR Ridgewood (II) Garden, LLC*	Virginia
UDR Ridge at Blue Hills LLC**	Delaware
UDR River Terrace LLC	Delaware
UDR Rivergate LLC	Delaware
UDR Steele Creek LLC	Delaware
UDR Texas Properties LLC	Delaware
UDR Towers By The Bay LLC	Delaware
UDR Virginia Properties, LLC	Virginia
UDR Wellington Place LLC	Delaware
UDR Whitmore LLC**	Delaware
UDR WJV Member LLC	Delaware
UDR Woodland Apartments II, L.P.	Delaware
UDR Woodland GP, LLC	Delaware
UDRLP EAS LLC*	Delaware
UDRT of Delaware 4 LLC*	Delaware
United Dominion Realty, L.P.	Delaware
View 14 Investments LLC	Delaware
VP West 1 LLC	Delaware
VPDEV 1 LLC	Delaware
VPDEV 2 LLC	Delaware
Washington Vue LLC	Delaware
Waterscape Village LLC	Delaware
Waterside Towers, L.L.C.	Delaware
WCP II Portals Investor, LLC	Delaware
West El Camino Real, LLC	Delaware
Western Residential, Inc.	Delaware
Wilshire Crescent Heights, LLC	Delaware
Windemere at Sycamore Highlands, LLC	Delaware
Winterland San Francisco Partners*	California
WREP II Non-REIT Investments, L.P.	Delaware
WREP II/UDR AmberGlen, L.P.	Delaware
WREP II/UDR CityLine II, L.P.	Delaware